As filed with the Securities and Exchange Commission on January
19, 1999.
Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                  ___________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                Milacron Inc.
              (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                  31-1062125
                    (I.R.S. Employer Identification No.)

                4701 Marburg Avenue, Cincinnati, Ohio       45209
                (Address of Principal Executive Offices) (Zip Code)

                Plan for the Deferral of Director's Compensation
                          (Full Title of the Plan)

                                Wayne F. Taylor
                                Milacron Inc.
                                4701 Marburg Avenue
                                Cincinnati, Ohio 45209
                   (Name and Address of Agent For Service)

                                   (513) 841-8100
        (Telephone Number, Including Area Code, of Agent For Service)


                       CALCULATION OF REGISTRATION FEE

                                  Proposed   Proposed
    Title of                      Maximum    Maximum
    Securities        Amount      Offering   Aggregate   Amount of
    to be             to be       Price Per  Offering    Registration
    Registered        Registered  Share 1/   Price 1/    Fee

___________________________________________________________________
    Common Stock,   60,000 Shares  $19.9375  $1,196,250   $332.56
    Par Value $1.00
    Per Share

___________________________________________________________________
1/ Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for shares of Common Stock reported on the New York Stock Exchange on January 13, 1999.






                             PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS 1/

Item 1.   Plan Information.

Item 2.   Registrant Information and Employee Plan Annual
          Information.

          __________________________________________

                             PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The annual report of Milacron Inc. (the "Company" or "Milacron") on Form 10-K for the fiscal year ended December 27, 1997, and all other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 27, 1997, are incorporated herein by reference. All documents subsequently filed by Milacron pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

_______________________

     1/ This information is not required to be included in, and is not incorporated by reference in, this Registration Statement.







          The description of Milacron common stock, par value $1.00 per share included or incorporated by reference in Milacron's registration statement on Form 8-B, File No. 1-8485, filed pursuant to Section 12(b) of the Exchange Act, and any amendments or reports filed for the purpose of updating such descriptions are incorporated herein by reference.


Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware permits indemnification of the directors and officers of Milacron involved in a civil or criminal action, suit or proceeding, including, under certain circumstances, suits by or in the right of Milacron, for any expenses, including attorneys' fees, and (except in the case of suits by or in the right of Milacron) any liabilities which they have incurred in consequence of such action, suit or proceeding under conditions stated in said section.

          Article XI of the Restated Certificate of
Incorporation, as amended, of Milacron and Article XII of the By-Laws, as amended, of Milacron provides, in effect, for indemnification of the directors and officers of Milacron to the fullest extent permitted by Section 145. In addition, Milacron maintains liability insurance for its directors and officers.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.




Exhibit No.

Instruments Defining the Rights of Security Holders,
Including Indentures:

4.1 Restated Certificate of Incorporation of Milacron filed with the Secretary of State of the State of Delaware on November
     17, 1998
     -Filed herewith

4.2  By-Laws, as amended, of Milacron
     -Filed herewith

5 Opinion of Cravath, Swaine & Moore, counsel for registrant, as to legality of the securities offered under the Plan

23.1 Consent of Ernst & Young LLP, independent auditors

23.2 Consent of Cravath, Swaine & Moore-see Exhibit 5

24   Powers of Attorney

Item 9.   Undertakings.

          (1)  The undersigned registrant hereby undertakes:

               (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  to include any prospectus required by
                         Section 10(a)(3) of the Securities Act
                         of 1933;

                    (ii) to reflect in the prospectus any facts
                         or events arising after the effective
                         date of this registration statement (or
                         the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                   (iii) to include any material information with
                         respect to the plan of distribution not
                         previously disclosed in this
                         registration statement or any material
                         change to such information in this
                         registration statement;

                         provided, however that paragraphs
                         (1)(a)(i) and (1)(a)(ii) do not apply if this registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

               (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
               1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
               (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                           SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 14th day of January, 1999.


                              MILACRON INC.

                              By: /s/ Ronald D. Brown
                                  ___________________
                                   Ronald D. Brown
                                   Senior Vice President-Finance
                                   and Administration
                                   and Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on this 14th day of January, 1999.

Signature                      Title

       *                       Chairman, President and Chief
Daniel J. Meyer                Executive Officer and Director
                               (Principal Executive Officer)

       *                       Director
Darryl F. Allen


       *                       Director
Neil A. Armstrong

       *                       Director
David L. Burner


       *                       Director
Barbara Hackman Franklin


       *                       Director
Harry A. Hammerly



       *                       Director
James E. Perrella


       *                       Director
Joseph A. Pichler


       *                       Director
Joseph A. Steger


       *                       Director
Harry C. Stonecipher


       *                      Senior Vice President-
Ronald D. Brown               Finance and Administration
                              and Chief Financial Officer
                              (Principal Financial officer)

       *                      Controller (Chief Accounting
Jerome L. Fedders             Officer)


                              /s/ Ronald D. Brown
                              ____________________________
                              Ronald D. Brown
                              Attorney-In-Fact

*Original Powers of Attorney authorizing Daniel J. Meyer, Ronald
D. Brown and Wayne F. Taylor and each of them to sign this registration statement on behalf of the above named directors and officers of the registrant are filed as Exhibit 24 to the registration statement.






                          EXHIBIT INDEX



4.1 Restated Certificate of Incorporation of Milacron filed with the Secretary of State of the State of Delaware on November
     17, 1998
     -Filed herewith

4.3  By-Laws, as amended, of Milacron
     -Filed herewith

5 Opinion of Cravath, Swaine & Moore, counsel for registrant, as to legality of the securities offered under the Plan

23.1 Consent of Ernst & Young LLP, independent auditors

23.2 Consent of Cravath, Swaine & Moore-see Exhibit 5

24   Powers of Attorney